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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 2011 (except for the second and third paragraphs of Note 14 as to which the date is May 18, 2011) in the Registration Statement (Form S-1 No. 333-00000) and the related Prospectus of Radius Health, Inc. for the registration of 16,086,040 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 23, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm